Exhibit 10.1

VIKING THERAPEUTICS, INC.

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of                     , by and between VIKING THERAPEUTICS, INC., a Delaware corporation (the “Company”), and                     , an individual (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Company in Agent’s capacity as [Agent’s Title][a Director] of the Company;

WHEREAS, the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Bylaws (the “Bylaws”) provide for the indemnification of the directors, officers, employees and other agents of the Company, including persons serving at the request of the Company in such capacities with other corporations or enterprises, as authorized by the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the Certificate of Incorporation, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Company and its agents, officers, employees and other agents with respect to indemnification of such persons;

WHEREAS, Agent does not regard the protection available under the Bylaws and insurance as adequate in the present circumstances, and Agent may not be willing to serve (or to continue to serve) as a director, officer, employee or agent of the Company without the additional protections set forth in this Agreement;

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that, on the basis of the foregoing, it is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify, and to advance expenses on behalf of, Agent to the fullest extent permitted by applicable law so that Agent will serve or continue to serve the Company free from undue concern that Agent will not be so indemnified;

WHEREAS, Agent may have certain rights to indemnification and/or insurance provided by one or more other entities and/or [organizations, which Agent][organizations with which Agent is or may become affiliated (the “Associated Enterprise”), which Agent, the Associated Enterprise] and the Company intend to be secondary to the primary obligation of the Company to indemnify Agent as provided herein, with the Company’s acknowledgement and agreement to the foregoing being a material condition to Agent’s willingness to serve (or to continue to serve) as [Agent’s Title][a Director] of the Company; and

WHEREAS, Agent is relying upon the rights afforded under this Agreement in serving (or continuing to serve) as [Agent’s Title][a Director] of the Company.

NOW, THEREFORE, in consideration of Agent’s [continued] service as [Agent’s Title][a Director] of the Company after the date hereof, the parties hereto hereby agree as follows:

AGREEMENT

1. Services to the Company. Agent will serve, or continue to serve, at the will of the Company or under separate contract, if any such contract exists, as [Agent’s Title][a Director] of the Company or as a director, officer or other fiduciary of an affiliate of the Company, including any subsidiary or employee benefit plan of the Company or any entity with which the Company is involved in a joint venture or similar transaction, agreement or arrangement [but excluding Ligand Pharmaceuticals Incorporated (and its subsidiaries)] (each, an “Affiliate”), faithfully and to the best of Agent’s ability so long as Agent remains in such position(s); provided, however, that Agent may at any time and for any reason resign from such position(s) (subject to any contractual obligation that Agent may have assumed apart from this Agreement or any obligation imposed by operation of law) in which event neither the Company nor any Affiliate shall have an obligation under this Agreement to continue Agent in any such position(s). This Agreement shall not be deemed an employment contract between the Company (or any of its Affiliates) and Agent and nothing herein is intended to create any right to continued employment of Agent with the Company or any of its subsidiaries in any capacity.

2. Indemnity of Agent [and Associated Enterprise].

(a) The Company hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Certificate of Incorporation, the Bylaws and the DGCL, as the same may be amended or restated from time to time (but only to the extent that such amendment or restatement permits the Company to provide broader indemnification rights than the Certificate of Incorporation, the Bylaws or the DGCL permitted prior to adoption of such amendment or restatement). The foregoing notwithstanding, this Agreement shall continue in force after Agent has ceased to serve as [Agent’s Title][a Director] of the Company [(or one of its Affiliates)].

(b) [If the Associated Enterprise is, or is threatened to be made, a party to or a participant in any Proceeding relating to or arising by reason of the Associated Enterprise’s position as a stockholder of, or lender to, the Company, or the Associated Enterprise’s appointment of or affiliation with Agent or any other director, including without limitation any alleged misappropriation of a Company asset or corporate opportunity, any claim of misappropriation or infringement of intellectual property relating to the Company, any alleged false or misleading statement or omission made by the Company (or on its behalf) or its employees or agents, or any allegation of inappropriate control or influence over the Company or its Board members, officers, equity holders or debt holders, then the Associated Enterprise will be entitled to indemnification hereunder for Expenses to the same extent as Agent, and the terms of this Agreement as they relate to procedures for indemnification of Agent and advancement of Expenses shall apply to any such indemnification of the Associated Enterprise. The rights provided to the Associated Enterprise under this Section 2(b) shall be suspended during any period during which the Associated Enterprise does not have a representative on the Board; provided, however, that in the event of any such suspension, the Associated Enterprise’s rights to indemnification will not be suspended with respect to any Proceeding based in whole or in part on facts and circumstances in respect of any action occurring at any time prior to such suspension regardless of whether the Proceeding arises before or after such suspension. The Company and Agent agree that the Associated Enterprise is an express third party beneficiary of the terms of this Section 2(b).]

3. Additional Indemnity. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 of this Agreement, the Company hereby further agrees to hold harmless and indemnify Agent:

(a) Against any and all Expenses (as defined below) actually and reasonably incurred by Agent, or on Agent’s behalf, because of any claim or claims made against or by Agent in connection with any threatened, pending or completed action, suit, arbitration, alternate dispute resolution process, investigation, inquiry, administrative hearing, appeal or any actual, threatened or completed other proceeding, whether civil, criminal, arbitrational, administrative or investigative, and whether formal or informal (including an action by or in the right of the Company), to which Agent is, was or at any time becomes a party or a participant (including a proceeding initiated by Agent pursuant to Section 9 of this Agreement to enforce Agent’s rights hereunder), including as a witness or otherwise, or is threatened to be made a party, potential party, non-party witness or otherwise by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of the Company, or is or was serving or at any time serves at the request of the Company as a director (including as a member of any committee of the Board), officer, manager, partner, trustee, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, including an Affiliate (collectively, a “Proceeding”), in each case whether or not serving in such capacity at the time any Expense is incurred for which indemnification, reimbursement, or advancement of expenses can be provided under this Agreement. The definition of Proceeding shall be considered met if Agent in good faith believes the situation might lead to the institution of a Proceeding. “Expenses” shall mean any and all fees, costs and expenses, including attorneys’ fees, disbursements and retainers, witness fees, private investigator fees, professional advisor fees (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, damages, judgments, fines and amounts paid in settlement, any federal, state, local or foreign taxes imposed on Agent as a result of the actual or deemed receipt of any payments under this Agreement, excise taxes under the Employee Retirement Income Security Act of 1974, as amended, and penalties imposed on Agent, costs associated with any appeals, including without limitation the premium, security for, and other costs relating to any costs bond, supersedes bond or other appeal bond or its equivalent, all other costs incurred in connection with investigating, defending, being a witness or participating in (including on appeal), or preparing to defend, any Proceeding, including all interest, assessments and other charges paid or payable in connection with or in respect of any of the foregoing, and any other amounts for time spent by Agent for which Agent is not compensated by the Company or any Affiliate or third party. For purposes of Section 9 only, “Expenses” also shall include any expenses included in the foregoing definition which are incurred by Agent in connection with the interpretation, enforcement or defense of Agent’s rights under this Agreement, by litigation or otherwise. “Expenses,” however, shall not include amounts paid in settlement by Agent or the amount of judgments or fines against Agent.

(b) Otherwise to the fullest extent as may be provided to Agent by the Company under the non-exclusivity provisions of the DGCL, the Certificate of Incorporation and the Bylaws, as the same may be amended or restated from time to time (but only to the extent that such amendment or restatement permits the Company to provide broader indemnification rights than permitted prior to adoption of such amendment or restatement).

4. Limitations on Additional Indemnity. No indemnity pursuant to Section 2 or 3 of this Agreement shall be paid by the Company:

(a) on account of any claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) (“Section 16(b)”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of any federal, state or local statutory law; provided that, with respect to a claim against Agent solely for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b), Agent shall be entitled to the advancement of legal expenses unless the Company reasonably determines that Agent clearly violated Section 16(b) and must disgorge profits to the Company pursuant to the terms thereof. Notwithstanding anything to the contrary stated or implied in this Section 4(a), indemnification pursuant to this Agreement relating to any Proceeding against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Company pursuant to the provisions of Section 16(b) or similar provisions of any federal, state or local laws shall not be prohibited if Agent ultimately establishes in any Proceeding that no recovery of such profits from Agent is permitted under Section 16(b) or similar provisions of any federal, state or local laws;

(b) for any reimbursement of the Company by Agent of any bonus or other incentive-based or equity-based compensation or of any profits realized by Agent from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Agent of securities in violation of Section 306 of the Sarbanes-Oxley Act), if Agent is held liable therefor (including pursuant to any settlement arrangements);

(c) on account of Agent’s conduct that is established by a final judgment of a court of competent jurisdiction as being in bad faith, knowingly fraudulent or deliberately dishonest or that constituted willful misconduct (but only to the extent of such specific determination);

(d) with respect to criminal proceedings, on account of Agent having reasonable cause to believe that Agent’s conduct was unlawful, as established by a final judgment of a court of competent jurisdiction;

(e) on account of Agent’s conduct that is established by a final judgment of a court of competent jurisdiction as constituting a breach of Agent’s duty of loyalty to the Company or resulting in any personal profit or advantage to which Agent was not legally entitled;

(f) except as provided in Section 17 of this Agreement, for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement; provided that the foregoing shall not affect the rights of Agent or the Additional Indemnitors set forth in Section 17 of this Agreement;

(g) if indemnification is not lawful; or

(h) in connection with any Proceeding (or part thereof) initiated by Agent, or any Proceeding by Agent against the Company or its directors, officers, employees or other agents, unless (i) the Proceeding was authorized by the Board, or (ii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or any other applicable law.

5. Continuation of Indemnity. All agreements and obligations of the Company contained herein shall continue during the period Agent is a director, officer, employee, manager, partner, trustee or other agent of the Company (or is or was serving at the request of the Company as a director, officer, employee, manager, partner, trustee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any Proceeding by reason of the fact that Agent was serving in the capacity referred to herein, whether or not Agent is acting or serving in such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

6. Partial Indemnification. Agent shall be entitled under this Agreement to indemnification by the Company for some or a portion of the Expenses that Agent becomes legally obligated to pay in connection with any Proceeding referred to in Section 3 of this Agreement even if not entitled hereunder to indemnification for the total amount thereof, and the Company shall indemnify Agent for the portion thereof to which Agent is entitled.

7. Notification and Defense of Claim. Not later than 30 days after receipt by Agent of notice of the commencement of any Proceeding, Agent will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission to so notify the Company will not relieve the Company from any liability which it may have to Agent otherwise than under this Agreement unless and only to the extent that such omission results in forfeiture by the Company of substantial defenses, rights or insurance coverage. With respect to any such Proceeding as to which Agent notifies the Company of the commencement thereof:

(a) the Company will be entitled to participate therein at its own expense;

(b) Agent will give the Company such information and cooperation as it may reasonably require and as shall be within Agent’s power;

(c) except as otherwise provided below, the Company may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent. After written notice from the Company to Agent of its election to assume the defense thereof, the Company will not be liable to Agent under this Agreement for any expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the sole expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Company in writing, (ii) Agent has reasonably concluded, upon the written advice of legal counsel, and so notified the Company, that there is an actual conflict of interest between the Company and Agent in the conduct of the defense of such action, (iii) the Company shall not in fact have employed counsel to assume the defense of such action, (iv) there has been a Change in Control (as defined below), or (v) Agent shall have reasonably concluded that counsel engaged by the Company on behalf of Agent may not adequately represent Agent, in each of which cases the fees and expenses of Agent’s separate counsel shall be at the expense of the Company. If, under applicable laws and rules of attorney professional conduct, there exists a potential, but not actual, conflict of interest between the Company and Agent, the Company’s indemnification and Expense advancement obligations to Agent under this Agreement shall include reasonable legal fees and reasonable costs incurred by Agent for separate counsel retained by Agent to monitor the Proceeding (so that such separate counsel may assume Agent’s defense if the conflict of interest between the Company and Agent becomes an actual conflict of interest). The existence of an actual or potential conflict, and whether any such conflict may be waived, shall be determined pursuant to the applicable standards and laws of professional conduct then prevailing. The Company shall not be entitled to assume the defense of any Proceeding (I) brought by or on behalf of the Company, (II) initiated by Agent pursuant to Section 9 of this Agreement to enforce Agent’s rights hereunder or (III) as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(d) the Company shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without the Company’s written consent. The Company shall not, without the prior written consent of Agent, effect any settlement of any claim or action which Agent is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Agent from all liability on any claims that are the subject matter of such action or claim. Neither the Company nor Agent shall unreasonably withhold its consent to any proposed settlement; provided that Agent may withhold consent to any settlement that does not provide a complete and unconditional release of Agent from all liability on any claims that are the subject matter of such action or claim.

8. Advances of Expenses.

(a) Agent shall have the right to advancement by the Company prior to the final adjudication of any Proceeding of any and all Expenses relating to, arising out of or resulting from any Proceeding paid or incurred by Agent or which Agent determines are reasonably likely to be paid or incurred by Agent. The right to advances under this Section 8(a) shall in all events continue until final disposition of any Proceeding, including any appeal therein. Advances shall be made without regard to Agent’s ability to repay the Expenses and without regard to Agent’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall be unsecured and interest free. Advances shall include any and all reasonable Expenses incurred in pursuing an action to enforce this right of advancement, including Expenses incurred in preparing and forwarding statements to the Company to support the advances claimed.

(b) Agent’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within 20 days after any written request by Agent (which shall include evidence of the Expenses incurred by Agent, including invoices received by Agent in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Agent to waive any privilege accorded by applicable law shall not be included with the invoice), the Company shall, in accordance with such request (but without duplication), (i) pay such Expenses on behalf of Agent, (ii) advance to Agent funds in an amount sufficient to pay such Expenses, or (iii) reimburse Agent for such Expenses.

(c) Agent shall qualify for advances upon the execution and delivery to the Company of this Agreement, which shall constitute an undertaking providing that Agent undertakes to the fullest extent permitted by law to repay the advance (which shall be unsecured and interest free) if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Agent is not entitled to be indemnified by the Company. No form of undertaking shall be required by Agent other than the execution of this Agreement.

9. Enforcement; Presumption of Entitlement.

(a) Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within 90 days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall also be entitled to be paid the expense of prosecuting Agent’s claim.

(b) It shall be a defense to any action for which a claim for indemnification is made under Section 3 of this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 8 of this Agreement) that Agent is not entitled to indemnification because of the limitations set forth in Section 4 of this Agreement. Neither the failure of the Reviewing Party (as defined below) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Reviewing Party that such indemnification is improper, shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise. For purposes of this Agreement:

(i) “Reviewing Party” means, subject to the provisions of Section 10 of this Agreement, any person or body appointed by the Board in accordance with applicable law to review the Company’s obligations hereunder and under applicable law, which shall include one of the following: (A) the directors who are not parties to the action, suit or proceeding in question (“Disinterested Directors”), even if less than a quorum, (B) a committee of Disinterested Directors designated by a vote of the majority of the Disinterested Directors, even if less than a quorum, (C) Independent Legal Counsel (as defined below), if there are no such Disinterested Directors, or if such Disinterested

Directors so direct, or (D) if so directed by the Board, the stockholders of the Company; provided, however, that, notwithstanding the foregoing, any determination with respect to Agent’s entitlement to indemnification hereunder that is made at any time following the consummation of a Change in Control that occurs at any time (i) when the Company has a class of securities registered under the Exchange Act or (ii) following the consummation of an initial public offering of the Company’s common stock shall be made solely by Independent Legal Counsel in a written opinion to the Board, a copy of which shall be delivered to the Agent;

(ii) “Change in Control” means: (1) the acquisition, directly or indirectly, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (other than persons who are employees of the Company at any time more than one year before the transaction, and their Affiliates) of the beneficial ownership of securities of the Company possessing at least fifty percent (50%) of the combined voting power of all outstanding securities of the Company; (2) a merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold, in the aggregate, securities possessing at least fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity immediately after such merger or consolidation, and no person (other than persons who are employees of the Company at any time more than one year before the transaction, and their Affiliates) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the combined voting power of the Company’s then outstanding securities; (3) the sale, transfer or other disposition (in one or more transactions or series of related transactions) of all or substantially all of the assets of the Company; (4) the Company implements a plan for the complete liquidation, dissolution or winding up of the Company; (5) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (6) any reverse merger in which the Company is the surviving entity but in which securities possessing at least fifty percent (50%) of the total combined voting power of the Company’s outstanding voting securities are transferred to or acquired by one or more persons or entities different from the persons or entities holding those securities immediately prior to such reverse merger and no person (other than persons who are employees of the Company at any time more than one year before the transaction, and their Affiliates) becomes the “beneficial owner” (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities. Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of: (A) a sale of assets, merger, consolidation or other transaction effected exclusively for the purpose of changing the state of incorporation of the Company, or (B) the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; and

(iii) “Independent Legal Counsel” means an attorney or firm of attorneys, selected in accordance with the provisions of Section 10 of this Agreement, that is experienced in matters of corporation law and who does not presently and will not have otherwise performed services for (A) [the Company or Agent] [the Company, Agent or an Associated Enterprise] within the last five years in any matter material to such person (other than with respect to matters concerning the rights of Agent under this Agreement, or of other indemnitees under similar indemnification agreements) or (B) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Legal Counsel” shall not include any person who, under the applicable standards and laws of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Agent in an action to determine Agent’s rights under this Agreement.

(c) In any such Proceeding instituted by Agent pursuant to this Section 9, the Company shall be precluded from asserting that the procedures and presumptions of this Agreement are not valid, binding and enforceable, the Company shall stipulate in any such court that the Company is bound by all the provisions of this Agreement and the Company is precluded from making any assertion to the contrary.

(d) In making any determination concerning Agent’s right to indemnification, there shall be a presumption that Agent has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any determination concerning Agent’s right to indemnification that is adverse to Agent may be challenged by Agent in the Court of Chancery of the State of Delaware. No determination by the Reviewing Party that Agent has not satisfied any applicable standard of conduct shall be a defense to any claim by Agent for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Agent has not met any applicable standard of conduct.

(e) The termination of any Proceeding by judgment, order, settlement (with or without court approval), conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Agent to indemnification or create a presumption that Agent did not act in good faith and in a manner which Agent reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, that Agent had reasonable cause to believe that Agent’s conduct was unlawful, or that a court has determined that indemnification is not permitted by this Agreement or applicable law.

(f) The Company will use its reasonable best efforts to cause any determination by a Reviewing Party to be made as promptly as practicable. If the Reviewing Party shall have failed to make the requested determination within 60 days after any judgment, order, settlement, dismissal, arbitration award, conviction, acceptance of a plea of nolo contendere or its equivalent, or other disposition or partial disposition of any Proceeding or any other event that could enable the Company to determine Agent’s entitlement to indemnification, the requisite determination that Agent is entitled to indemnification shall be deemed to have been made, absent: (i) a misstatement by Agent of a material fact, or an omission of a material fact necessary to make Agent’s statement not materially misleading, in connection with the request for indemnification; or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the Reviewing Party in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 9(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders of the Company and if (A) within 15 days after receipt by the Company of the request for such determination, the Reviewing Party resolves to submit such determination to the stockholders of the Company for its consideration at an annual meeting thereof to be held within 75 days after such receipt and such determination is made thereat, or (B) a special meeting of the stockholders of the Company is called within 15 days after such receipt for the purpose of making such determination, such meeting is held for such purpose within 60 days after having been so called and such determination is made thereat.

(g) The remedies provided for in this Section 9 shall be in addition to any other remedies available to Agent at law or in equity.

10. Reviewing Party. If there has not been a Change in Control, the Reviewing Party will be selected by the Board and approved by Agent (which approval will not be unreasonably withheld, delayed or conditioned). If the Board chooses to utilize an Independent Legal Counsel as the Reviewing Party, the Independent Legal Counsel will be selected by the Board; provided that Agent may, within 10 days after written notice of such selection shall have been given, deliver to the Company a written objection to such selection, but (a) only on the ground that the Independent Legal Counsel so selected does not meet the requirements of Independent Legal Counsel, and (b) only if the objection sets forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected by the Board shall act as Independent Legal Counsel. If a written objection is made and substantiated, the Independent Legal Counsel selected by the Board may not serve as Independent Legal Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within 20 days after submission by Agent of a written request for indemnification pursuant to Section 9 of this Agreement, no Independent Legal Counsel shall have been selected and not objected to, either the Company or Agent may petition a court of competent jurisdiction for resolution of any objection which shall have been made by Agent to the Board’s selection of Independent Legal Counsel and/or for the appointment as Independent Legal Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Legal Counsel under Section 9 of this Agreement. If there has been a Change in Control, the Reviewing Party with respect to all matters thereafter arising concerning the rights of Agent to indemnification of Expenses under this Agreement or any other agreement or under the Certificate of Incorporation or the Bylaws, each as may be amended or restated from time to time, or under any other applicable law, if desired by Agent, will be Independent Legal Counsel selected by Agent and approved by the Company (which approval will not be unreasonably withheld, delayed or conditioned). Such Independent Legal Counsel, among other things, will render its written opinion to the Company and Agent as to whether and to what extent Agent would be entitled to be indemnified hereunder under applicable law and the Company agrees to abide by such opinion. The Company agrees to pay the reasonable fees of the Independent Legal Counsel and to indemnify fully such counsel against any and all Expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto. Notwithstanding any other provision of this Agreement, the Company shall not be required to pay Expenses of more than one Independent Legal Counsel in connection with all matters concerning a single Agent [and any Associated Enterprise].

11. Subrogation. Subject to Section 17 of this Agreement, in the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Agent (other than against the Additional Indemnitors), who, at the request and expense of the Company, shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

12. Non-Exclusivity of Rights. The rights conferred on Agent by this Agreement shall not be exclusive of any other rights which Agent may have or hereafter acquire under any statute or applicable law, provision of the Certificate of Incorporation or the Bylaws, each as may be amended or restated from time to time, agreement, vote of the stockholders of the Company or directors, or otherwise, both as to action in Agent’s official capacity and as to action in another capacity while holding office, in any court in which a Proceeding is brought. No amendment, alteration or repeal of this Agreement or of any provision of this Agreement shall limit or restrict any right of Agent under this Agreement in respect of any action taken or omitted by such Agent in Agent’s corporate status prior to such amendment, alteration or repeal. To the extent that a change in any applicable law, whether by statute or judicial decision, permits greater indemnification or advancement of expenses than would be afforded currently under the Certificate of Incorporation, the Bylaws or this Agreement, it is the intent of the parties hereto that Agent shall enjoy by this Agreement the greater benefits so afforded by such change and this Agreement shall be deemed to be automatically amended to such extent. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

13. Survival of Rights; Change in Control.

(a) The rights conferred on Agent and the heirs, personal representatives, executors and administrators of Agent; and the Additional Indemnitors [(including any Associated Enterprise)]; by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Company or an Affiliate or to serve at the request of the Company as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators. This Agreement shall be binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Agent; and the Additional Indemnitors [(including any Associated Enterprise)].

(b) The obligations and duties of the Company to Agent under this Agreement shall be binding on the Company and its successors and assigns until terminated in accordance with its terms. The Company shall require and cause any successor thereto (whether direct or indirect) in connection with a Change in Control, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such Change in Control occurred.

14. Contribution.

(a) Whether or not the indemnification provided in Sections 2 and 3 of this Agreement is available, in respect of any Proceeding in which the Company is jointly liable with Agent (or would be if joined in such Proceeding), to the fullest extent permissible under applicable law, the Company, in lieu of indemnifying and holding harmless Agent, shall pay, in the first instance, the entire amount of Expenses incurred by Agent in connection with any Proceeding without requiring Agent to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have at any time against Agent with respect thereto. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Agent (or would be if joined in such Proceeding) unless such settlement provides for a complete and unconditional release of all claims asserted against Agent.

(b) Without diminishing or impairing the obligations of the Company set forth in Section 14(a) of this Agreement, if, for any reason, Agent shall elect or be required to pay all or any portion of any judgment or settlement in any Proceeding in which the Company is jointly liable with Agent (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Agent in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Agent, who are jointly liable with Agent (or would be if joined in such Proceeding), on the one hand, and Agent, on the other hand, from the transaction from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than Agent, who are jointly liable with Agent (or would be if joined in such Proceeding), on the one hand, and Agent, on the other hand, in connection with the events that resulted in such Expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which the law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Agent, who are jointly liable with Agent (or would be if joined in such Proceeding), on the one hand, and Agent, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold harmless Agent from any claims for contribution which may be brought by officers, directors or employees of the Company (other than Agent) who may be jointly liable with Agent.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Agent for any reason whatsoever (except pursuant to Section 4(a), (b), (c), (d), (f) or (h)), the Company, in lieu of indemnifying Agent, shall contribute to the amount incurred by Agent, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect: (i) the relative benefits received by the Company and Agent as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Agent in connection with such event(s) and/or transaction(s).

15. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Agent has otherwise actually received payment for such amounts under any insurance policy, contract, agreement or otherwise.

16. Liability Insurance.

(a) To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Agent shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company. If, at the time of receipt of a notice of a claim pursuant to the terms of this Agreement, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Agent, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

(b) In the event of a Change in Control, the Company shall (i) maintain in force any and all insurance policies then maintained by the Company in providing directors’ and officers’ insurance, in respect of Agent, or (ii) require and cause any successor thereto (whether direct or indirect) to obtain and maintain a directors’ and officers’ liability insurance policy that provides coverage for Agent that is at least substantially comparable in scope and amount to that provided to Agent by the Company as of immediately prior to the Change in Control, in each case for the six-year period immediately following the Change in Control. This “tail coverage” shall be placed by the Company’s insurance broker.

(c) In the event that any action is instituted by Agent under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret any of the terms hereof or thereof, Agent shall be entitled to be paid all Expenses incurred by Agent with respect to such action, regardless of whether Agent is ultimately successful in such action, and shall be entitled to the advancement of Expenses with respect to such action, unless as a part of such action a court of competent jurisdiction over such action determines that each of the material assertions made by Agent as a basis for such action was not made in good faith or was frivolous.

(d) The Company shall make reasonably available to Agent a copy of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials. The Company shall not discontinue or significantly reduce the scope or amount of coverage from one policy period to the next without the prior approval thereof by a majority vote of the incumbent members of the Board, even if less than a quorum.

17. Company Obligations Primary. The Company hereby acknowledges that Agent may have certain rights to indemnification, advancement of Expenses and/or insurance provided by [the Associated Enterprise and additional] entities or organizations other than the Company (the “Additional Indemnitors”). The Company hereby agrees that: (a) it is the indemnitor of first resort (i.e., its obligations to Agent are primary and any obligation of the Additional Indemnitors (or any insurance carrier providing insurance coverage purchased by any Additional Indemnitor) to advance Expenses or to provide indemnification for the same Expenses incurred by Agent are secondary); (b) it shall be required to advance the full amount of Expenses incurred by Agent and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement, the Certificate of Incorporation and the Bylaws, without regard to any rights Agent may have against the Additional Indemnitors (or any insurance carrier providing insurance coverage purchased by any Additional Indemnitor); and (c) it irrevocably waives, relinquishes and releases the Additional Indemnitors from any and all claims against the Additional Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Additional Indemnitors on behalf of Agent with respect to any claim for which Agent has sought indemnification from the Company shall affect the foregoing and the Additional Indemnitors shall have a right of indemnification and/or be subrogated to the full extent of such advancement or payment to all of the rights of recovery of Agent against the Company. The Company and Agent agree that the Additional Indemnitors are express third party beneficiaries of the terms of this Agreement and that the Additional Indemnitors are entitled to the rights and benefits hereunder and may enforce the provisions hereof as if they were party hereto.

18. Optional Trust. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including without limitation a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance Expenses pursuant to this Agreement.

19. Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Agent to the fullest extent now or hereafter permitted by law.

20. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or the Company itself shall not be imputed to Agent for purposes of determining any rights under this Agreement.

21. Separability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and shall remain enforceable to the fullest extent permitted by law; (b) such provision or provisions shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested thereby.

22. Coverage. This Agreement shall apply with respect to Agent’s service as [Agent’s Title][a Director] of the Company prior to the date of this Agreement.

23. Governing Law; Consent to Jurisdiction. This Agreement and the legal relationship between Agent and the Company with respect to this Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware (without regard to conflicts of laws principles). The Company and Agent hereby irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court of Chancery, and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court of Chancery for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, Corporation Service Company, Wilmington, Delaware as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (d) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court of Chancery, and (e) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court of Chancery has been brought in an improper or inconvenient forum.

24. Amendment and Termination; Waiver. Except as provided in Section 12 of this Agreement with respect to changes in applicable law which broaden the right of Agent to be indemnified by the Company, no amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by the Company and Agent. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

25. Identical Counterparts; Facsimile. This Agreement may be executed in one or more counterparts, including counterparts transmitted by facsimile or other electronic communication, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement. Facsimile signatures, or signatures delivered by other electronic transmission, shall be as effective as original signatures.

26. Headings; Interpretation. The headings of the Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction of this Agreement. The use of the word “including” herein shall mean “including without limitation.” Any reference to the masculine, feminine or neuter gender shall be deemed to include any gender or all three as appropriate.

27. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed, (ii) when sent by electronic mail, with verification of receipt, or by facsimile, with verification of receipt, in either case, if sent during regular business hours; if not, then on the next business day; or (iii) one business (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(a) All communications shall be delivered to Agent at the address indicated on the signature page of this Agreement, or at such other address as Agent shall designate by ten days’ advance written notice to the Company.

(b) All communications shall be delivered to the Company at 11119 North Torrey Pines Road, Suite 50, San Diego, CA 92037; Attention: Secretary, or such other address as may have been furnished to Agent by the Company.

28. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate of Incorporation, the Bylaws, the DGCL and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of Agent thereunder.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

VIKING THERAPEUTICS, INC.

By:
Name:
Its:

AGENT

By:
Print Name:
Address:

[Signature Page to Indemnification Agreement]